EXHIBIT 23.3




INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Registration Statement of Kinnard Investments, Inc. on Form S-8 of our report dated January 30, 1997, appearing in the Annual Report on Form 10-K of Kinnard Investments, Inc. for the year ended December 31, 1997.





                                                 /s/ Deloitte & Touche LLP


Minneapolis, Minnesota
March 20, 1998